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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statements No. 333-174913 on Form S-8 and No. 333-176053 on Form S-3 of our reports dated February 29, 2012, relating to the consolidated financial statements (which report expresses an unqualified opinion and includes an explanatory paragraph concerning the early adoption of Accounting Standards Update 2011-05, Comprehensive Income, in 2011) and financial statement schedule of Interactive Brokers Group, Inc. (the "Company"), and the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K of Interactive Brokers Group, Inc. for the year ended December 31, 2011.

/s/ Deloitte & Touche LLP
New York, New York
February 29, 2012

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM